As filed with the Securities and Exchange Commission on September 23, 2022

Registration No. 333-209617

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT

NO. 333-209617

UNDER

THE SECURITIES ACT OF 1933

WEYERHAEUSER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Washington	91-0470860
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

220 Occidental Avenue South Seattle, Washington	98104-7800
(Address of Principal Executive Offices)	(Zip Code)

Plum Creek Timber Company, Inc. 2012 Stock Incentive Plan

Plum Creek Timber Company, Inc. Amended and Restated Stock Incentive Plan
(Full Title of the Plans)

Kristy T. Harlan
Corporate Secretary

Weyerhaeuser Company

220 Occidental Avenue South

Seattle, Washington 98104-7800

(206) 539-3000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

J. Sue Morgan

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_______________

EXPLANATORY NOTE

Weyerhaeuser Company, a Washington corporation (the Registrant”) previously filed its Registration Statement on Form S-8 (file No. 333-209617) with the Securities and Exchange Commission (the “Commission”) on February 19, 2016 (the “Registration Statement”) with respect to 10,970,219 shares of the Registrant’s common stock, par value $1.25 per share (“Common Stock”), in connection with the Registrant’s assumption of the Plum Creek Timber Company, Inc. 2012 Stock Incentive Plan and the Plum Creek Timber Company, Inc. Amended and Restated Stock Incentive Plan (the “Plans”).

The Company no longer makes grants of awards or issues Common Stock under the Plans. This Post-Effective Amendment No. 1 to the Registration Statement is being filed in order to deregister all shares of Common Stock that were registered under the Registration Statement and remain unissued.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 23, 2022.

WEYERHAEUSER COMPANY

By: /s/ DEVIN W. STOCKFISH Devin W. Stockfish President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DEVIN W. STOCKFISH Devin W. Stockfish	President, Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2022

/s/ DAVID M. WOLD David M. Wold	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 23, 2022

/s/ RICK R. HOLLEY Rick R. Holley	Chairman of the Board and Director	September 23, 2022

/s/ SARA GROOTWASSINK LEWIS Sara Grootwassink Lewis	Director	September 23, 2022

/s/ NICOLE W. PIASECKI Nicole W. Piasecki	Director	September 23, 2022

/s/ AL MONACO Al Monaco	Director	September 23, 2022

/s/ LAWRENCE A. SELZER Lawrence A. Selzer	Director	September 23, 2022

/s/ DEIDRA C. MERRIWETHER Deidra C. Merriwether	Director	September 23, 2022

/s/ MARK A. EMMERT Mark A. Emmert	Director	September 23, 2022

/s/ KIM WILLIAMS Kim Williams	Director	September 23, 2022